UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2026 (October 6, 2026)

Verde Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105

(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 6, 2026, the board of directors of Verde Resources, Inc. (the “Company”) approved the dismissal of J&S Associate PLT (the “J&S”) as the Company’s independent registered public accounting firm, effective immediately, and concurrently approved the appointment of MBP Global LLP (“MBP Global”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027, effective immediately.

The audit report of J&S on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2026 and 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

●	J&S’ report on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2026 and 2025, contained a separate section relating to Critical Audit Matters regarding the Impairment Assessment of Intellectual Properties.

During the Company’s fiscal years ended June 30, 2026 and 2025, and the subsequent period through October 6, 2026, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and J&S on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J&S, would have caused J&S to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that there were material weaknesses in the Company’s internal control over financial reporting reported by the Company in its Annual Reports on Form 10-K for the periods ended June 30, 2026 and 2025 related to (i) insufficient segregation of duties, (ii) insufficiently formalized policies, procedures and documentation, (iii) lack of formalized regulatory reporting process and oversight, (iv) lack of an internal audit function, and (v) lack of an audit committee of the board of directors.

Prior to engaging MBP Global, the Company did not consult with MBP Global regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by MBP Global on the Company’s financial statements, and MBP Global did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided J&S with a copy of the foregoing disclosures and has requested that J&S furnish the Company with a letter addressed to the Securities and Exchange Committee stating whether J&S agrees with the statements made by the Company set forth above, and if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 9, 2026, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from J&S Associate PLT dated October 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verde Resources, Inc.

	By:	/s/ Jack Wong
	Name:	Jack Wong
	Title:	Chief Executive Officer

Dated: October 9, 2026